Inquiries:
For Immediate Release	Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com	Scott Sullivan (215) 238-3953 Sullivan-Scott@aramark.com

Aramark Reports Fourth Quarter and Full Year Fiscal 2023 Results
Q4 YEAR-OVER-YEAR SUMMARY
•Revenue +12%; Organic Revenue +11%
◦Global FSS +12%1; Uniform Services +5%1
•Operating Income +40%; Adjusted Operating Income (AOI) +28%1
◦Global FSS AOI +33%1; Uniform Services AOI +15%1
•EPS +169% to $0.78; Adjusted EPS +34%1 to $0.64
◦GAAP EPS included a gain on sale from non-controlling equity investment

FISCAL 2023 YEAR-OVER-YEAR SUMMARY
•Net New Business momentum continued in Global FSS
◦Annualized gross new business totaled $1.2 billion, representing 8.8% of prior year revenue
◦Retention at 95.5%, maintained significant improvement vs. historical levels
•Revenue +15%; Organic Revenue +16%
◦Global FSS +18%1; Uniform Services +5.5%1
◦Performance driven by net new business, pricing actions, and base business growth
•Operating Income +37%; Adjusted Operating Income (AOI) +34%1
◦Global FSS AOI +46%1; Uniform Services AOI +10%1
◦Well-positioned to drive expected AOI growth and margin expansion into fiscal '24
•EPS +243% to $2.57; Adjusted EPS +50%1 to $1.70
◦GAAP EPS included a net gain on sales from non-controlling equity investments
•Strong Cash Flow and higher earnings drove 1.4x improvement in leverage ratio
◦Net Cash provided by operating activities of $766 million; Free Cash Flow of $334 million
•Subsequent to year-end, completed spin-off of Uniform Services business; now "Vestis"
◦Vestis began trading as an independent public company on October 2, 2023, under "VSTS"

Notes:
–1Revenue adjusted for the effect of certain acquisitions and currency translation; AOI and Adjusted EPS on a constant-currency basis.
–Supplemental business review slides available on Aramark's Investor Relations website.
–Global FSS defined as the sum of FSS United States, FSS International, and Corporate reportable segments. Uniform Services defined as Uniform & Career Apparel reportable segment. Adjusted results do not reflect incremental public company costs associated with spin transaction.
–Retention and Net New Business calculations exclude Next Level business due to portfolio optimization.

Philadelphia, PA, November 14, 2023 - Aramark (NYSE: ARMK) today reported fourth quarter and full year fiscal 2023 results.
"This year represented a significant step forward in achieving our strategic and financial goals," said John Zillmer, Aramark's Chief Executive Officer. "Our hospitality, field-focused culture generated a third consecutive year of strong Net New Business, with rising Revenue and AOI resulting in significant Adjusted EPS growth. Throughout the year, we continued to opportunistically de-lever through diligent cash management and strategic asset optimization. Additionally, we completed a key milestone with the Uniform Services spin-off, which we believe enhances our performance and focus. We could not have accomplished these results without our extraordinary teams around the globe, who exemplify our 'Reach for Remarkable' mindset in all that they do."
FOURTH QUARTER RESULTS
Consolidated revenue was $4.9 billion in the fourth quarter, a 12% increase year-over-year, driven by net new business, pricing actions, and base business growth. The effect of currency translation increased revenue by $19 million.
Organic revenue, which adjusts for the effect of currency translation, grew 11% year-over-year. Organic revenue growth for Global FSS exceeded 12% versus the fourth quarter last year and Uniform Services increased 5%.

	Revenue
	Q4 '23	Q4 '22	Change (%)	Organic Revenue Change (%)
FSS United States	$3,067M	$2,786M	10%	10%
FSS International	$1,134M	$935M	21%	19%
Global FSS	$4,200M	$3,720M	13%	12%
Uniform & Career Apparel	$701M	$670M	5%	5%
Total Company	$4,902M	$4,390M	12%	11%
Difference between Change (%) and Organic Revenue Change (%) reflects the impact of currency translation.
May not total due to rounding.

•FSS United States revenue growth benefited from net new business and pricing actions, as well as strong base business performance led by higher attendance and per capita spending in the Sports & Entertainment business, and favorable volume trends in the Business & Industry ("B&I") sector.
•FSS International grew revenue across all geographies resulting from net new business, pricing actions, and ongoing base business growth—primarily from a robust events calendar and greater B&I participation rates in Europe, mining activity in South America, and a strong start to the academic year for higher education in Canada.
•Uniform & Career Apparel increased revenue largely through pricing actions, and growth in adjacency sales, partially offset by the rollback of an energy surcharge that was in effect during the fourth quarter last year.

Operating Income gained 40% year-over-year to $278 million, and AOI grew 28%1 to $339 million, reflecting an operating income margin increase of 115 basis points and an AOI margin increase of 91 basis points1. The effect of currency translation benefited results by $2 million.
Global FSS increased AOI 33%1 compared to the prior year period, resulting in an AOI margin improvement of 94 basis points1 to 6.1%. Performance was driven by operating leverage from increased revenue, continued contract maturity of accounts won in prior years, improved supply chain economics, and disciplined above-unit cost management. Uniform Services increased AOI 15%1 in the quarter resulting in nearly 70 basis points of improvement in AOI margin from the third quarter and 106 basis points1 higher AOI margin than the fourth quarter last year.

	Operating Income			Adjusted Operating Income (AOI)
	Q4 '23	Q4 '22	Change (%)	Q4 '23	Q4 '22	Change (%)	Constant Currency Change (%)
FSS United States	$222M	$179M	24%	$234M	$189M	24%	24%
FSS International	$41M	$18M	129%	$52M	$33M	57%	52%
Corporate	($43M)	($41M)	(5)%	($30M)	($31M)	2%	2%
Global FSS	$220M	$156M	41%	$256M	$191M	34%	33%
Uniform & Career Apparel	$58M	$43M	36%	$83M	$72M	15%	15%
Total Company	$278M	$198M	40%	$339M	$263M	29%	28%
May not total due to rounding.
*FSS International does not include the contribution from AIM Services subsequent to the sale of the non-controlling interest at the beginning of April 2023.
Year-over-year profitability improvement was a result of the following segment performance:
•FSS United States increased driven by the ongoing maturity of previous new business, improved supply chain economics and purchasing initiatives, and disciplined above-unit cost management across the segment, as well as actions taken to close the price-inflation lag within the Education sector and Corrections business.
•FSS International benefited from scaling new business, pricing, higher base business volumes, improved supply chain economics, and reduced above-unit costs from personnel actions taken earlier in the fiscal year.
•Uniform & Career Apparel improved through the execution on the strategic initiatives outlined at the Vestis Analyst Day in September.
•Corporate expenses improved primarily from above-unit cost containment while appropriately supporting the business, as well as lower share-based compensation expense.
FISCAL 2023 SUMMARY
Consolidated revenue was $18.9 billion, a 15% increase year-over-year, driven by net new business, pricing actions, and base business growth. Organic revenue increased 16% year-over-year to $18.9 billion, which adjusted for $186 million from Union Supply Group through the anniversary of its acquisition in June 2023, as well as $207 million of currency translation associated with a stronger dollar compared to prior year. Organic Revenue for Global FSS grew 18% to $16.1 billion, and Uniforms Services increased 5.5% to $2.8 billion.

	Revenue
	FY23	FY22	Change (%)	Organic Revenue Change (%)
FSS United States	$11,721M	$10,031M	17%	15%
FSS International	$4,362M	$3,656M	19%	24%
Global FSS	$16,083M	$13,687M	18%	18%
Uniform & Career Apparel	$2,771M	$2,639M	5%	6%
Total Company	$18,854M	$16,327M	15%	16%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of certain acquisitions and currency translation.
May not total due to rounding.

Aramark's operating income increased 37% to $863 million and margin increased 73 basis points to 4.6%. Adjusted Operating Income grew 34%1 to $1.03 billion, resulting in a year-over-year AOI margin improvement of 76 basis points1 to 5.5%. AOI in Global FSS increased 46%1 to $743 million reflecting AOI margin progression of 92 basis points1 to 4.7%. Uniform Services improved 10%1 to $292 million, expanding margins 43 basis points1.

	Operating Income			Adjusted Operating Income (AOI)
	FY23	FY22	Change (%)	FY23	FY22	Change (%)	Constant Currency Change (%)
FSS United States	$670M	$449M	49%	$693M	$515M	35%	35%
FSS International	$114M	$113M	2%	$176M	$138M	28%	33%
Corporate	($148M)	($151M)	2%	($126M)	($139M)	10%	10%
Global FSS	$636M	$410M	55%	$743M	$513M	45%	46%
Uniform & Career Apparel	$227M	$218M	4%	$292M	$265M	10%	10%
Total Company	$863M	$628M	37%	$1,035M	$778M	33%	34%
May not total due to rounding.
*FSS International does not include the contribution from AIM Services subsequent to the sale of the non-controlling interest at the beginning of April 2023.
The Company's earnings per share of $2.57 included a net gain on sales of non-controlling equity investments. Adjusted earnings per share increased 50%1 to $1.70, associated with the ongoing focus on profitable growth across the organization.
CASH FLOW AND CAPITAL STRUCTURE
Consistent with the typical quarterly cadence of the business, the fourth quarter generated a significant cash inflow. Net cash provided by operating activities was $1.04 billion, a year-over-year increase of $200 million, and Free Cash Flow was $892 million, representing a $174 million improvement compared to the prior year period.
In fiscal 2023, Net cash provided by operating activities was $766 million and Free Cash Flow was $334 million that included a payment of $64 million of deferred payroll taxes associated with the CARES Act and $72 million in spin-off and restructuring related costs that were less than expected due to timing. Before these items, fiscal 2023 Free Cash Flow was $471 million. Favorable year-over-year performance was primarily due to significantly higher operational results and lower working capital.
As a result of the cash flow performance, higher year-over-year earnings, and over $800 million of net debt reduction versus prior year-end, the Company's leverage ratio improved 1.4x to 3.9x at year-end.
Immediately prior to year-end, Aramark received proceeds of $1.5 billion in debt associated with the Uniform Services capital raise in preparation for its spin-off. Subsequent to fiscal year-end, Aramark used the funds to redeem the entire $1.5 billion aggregate principal amount of its 6.375% Senior Notes due 2025, resulting in a future interest expense savings of approximately $100 million annually.

DIVIDEND DECLARATION
Given the Company's strengthening financial profile, Aramark's Board of Directors approved a 15% increase to its pro rata portion of the pre-spin quarterly dividend. The dividend of 9.5 cents per common share will be payable on December 8, 2023, to stockholders of record at the close of business on November 28, 2023.
UNIFORM SERVICES SPIN-OFF
Aramark completed the spin-off of its Uniform Services business—now called Vestis—on September 30, 2023, the first day of the Company's fiscal year 2024. The strengthened results of the Uniform Services business in the fourth quarter reflected the strategic priorities outlined at the Vestis Analyst Day in September 2023.

ARAMARK BUSINESS UPDATE
With a growth mindset now firmly in place across the organization, Aramark continued its net new business momentum for the third consecutive year. In fiscal 2023, Annualized Net New Business for the Global FSS business was $582 million, representing 4.3% of its prior year revenue. The Company's performance was a result of high retention rates of 95.5% and strength in new business signings that totaled nearly $1.2 billion across multiple lines of business and geographies. Entering fiscal 2024, Aramark is already off to a strong start and remains confident in the robust sales pipeline for the remainder of the year to achieve its target Net New Business at 4% to 5% of prior year revenue.
Aramark expects its typical "U-shaped" margin seasonality to continue in its Global FSS segments—with margins higher in the first and fourth quarters compared to the second and third quarters.
The Company anticipates increased profitability in the near- and longer-term through:
•Profitability ramp of new business booked in prior years as a result of operational maturity and efficiencies, following three consecutive strong years of adding new clients;
•Benefits from early trends related to the slow moderation of inflation, paired with progress in pricing, most notably in the Education sector and Corrections business;
•Run-rate of improved supply chain economics, as well as incremental optimization opportunities through purchasing, efficiencies from new deals, and benefits from greater scale;
•Continued rebound of front-line margins as food and labor costs normalize, combined with leveraging a flexible operating model;
•And, disciplined control and containment of above-unit overhead costs, including leveraging existing resources to support the lines of business in additional ways post-spin.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth, Adjusted Earnings per Share growth, and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2024 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark currently expects its full-year performance for fiscal 2024 as follows:

($ in millions, except EPS)	FY23	FY24 Outlook
	Global FSS Post-Spin Reference Point	Year-over-year Growth[1]

Organic Revenue	$16,083	+7%	—	+9%

Adjusted Operating Income	$743	+15%	—	+20%

Adjusted EPS	$1.16	+25%	—	+35%

Leverage Ratio	3.9x*	~3.5x

[1]constant currency, except Leverage Ratio
*Leverage ratio represents total Company including Uniform Services at year-end.
"With the spin-off now complete, fiscal '24 represents a new chapter in Aramark's history," Zillmer continued. "The business is off to a strong start to the year in delivering profitable growth, and we believe it is well positioned for continued top- and bottom-line success. We remain confident in our ability to build upon the momentum we've worked hard to establish, rooted in the hospitality culture and growth mindset that now define all aspects of the organization."

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 15 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Aramark has been recognized on FORTUNE’s list of “World’s Most Admired Companies,” DiversityInc’s “Top 50 Companies for Diversity” and “Top Companies for Supplier Diversity,” Newsweek’s list of “America’s Most Responsible Companies 2023,” the HRC’s “Best Places to Work for LGBTQ Equality,” and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X (formerly known as Twitter), and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of certain material acquisitions and the impact of currency translation.
Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; spin-off related charges and other items impacting comparability.
Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.
Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; spin-off related charges; gain on sale of equity investments, net; loss on defined benefit pension plan termination; the effect of debt repayments and refinancings on interest and other financing costs, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the United States is calculated at the local country tax rate.
Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.
Adjusted Net Income Net of Interest Adjustment
Adjusted Net Income Net of Interest Adjustment represents Adjusted Net Income adjusted to eliminate the effect of the repayment of the 6.375% Senior Notes due 2025 on interest expense, net of tax.
Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.
Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.
Adjusted EPS Net of Interest Adjustment
Adjusted EPS Net of Interest Adjustment represents Adjusted EPS adjusted to eliminate the effect of the repayment of the 6.375% Senior Notes due 2025 on interest expense, net of tax.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.
Free Cash Flow
Free Cash Flow represents net cash provided by (used in) operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.
Free Cash Flow Before Items
Free Cash Flow Before Items represents free cash flow adjusted to add back deferred payroll taxes associated with the CARES Act and spin-off and restructuring related costs.
Items to Rebase
Items to Rebase represents the elimination of balances related to the Company's Uniform segment, along with other adjustments related to the spin-off of the Uniform segment, and the elimination of adjustments related to the effect of certain acquisitions.
Net New Business
Net New Business is an internal statistical metric used to evaluate our new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business, excluding portfolio optimization in the Next Level business.
We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency and net of interest adjustment basis), Adjusted EPS (including on a constant currency and net of interest adjustment basis), Covenant Adjusted EBITDA and Free Cash Flow (including on a before items basis) as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash provided by (used in) operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($3.9 million for the fourth quarter of 2023, $37.5 million for fiscal 2023 and $19.6 million for both the fourth quarter and fiscal 2022).
Effect of Certain Acquisitions - adjustments to eliminate the operating results of certain material acquisitions that are not comparable to the prior year periods.
Spin-off Related Charges - adjustments to eliminate charges related to the Company's spin-off of the Uniform segment, including salaries and benefits, recruiting and relocation costs, accounting and legal related expenses, branding and other costs.
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($13.4 million for the fourth quarter of 2023, $85.7 million for fiscal 2023, $16.5 million for the fourth quarter of 2022 and $15.1 million for fiscal 2022), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment ($29.3 million for fiscal 2023), charges related to hyperinflation in Argentina ($3.7 million for the fourth quarter of 2023, $10.4 million for fiscal 2023, $1.3 million for the fourth quarter of 2022 and $3.5 million for fiscal 2022), non-cash charges related to information technology assets ($2.1 million for the fourth quarter of 2023 and $8.2 million for fiscal 2023), the gain from the sale of land ($6.8 million for fiscal 2023), multiemployer pension plan withdrawal charges, net ($2.0 million for the fourth quarter of 2023 and $5.9 million for fiscal 2023), non-cash charges for the impairment of certain assets related to a business that was sold ($5.2 million for fiscal 2023), legal settlement charges ($2.7 million for fiscal 2023), charges related to the retirement of the Company's former Executive Vice President of Human Resources ($2.6 million for fiscal 2023), non-cash charges related to the impairment of a tradename ($2.3 million for both the fourth quarter and fiscal 2023), the impact of the change in fair value related to certain gasoline and diesel agreements ($1.1 million gain for the fourth quarter of 2023, $1.9 million gain for fiscal 2023, $6.8 million loss for the fourth quarter of 2022 and $6.4 million loss for fiscal 2022), cash termination fees and moving costs related to exiting a real estate property ($1.3 million for fiscal 2023), non-cash charges for inventory write-downs to net realizable value, excess inventory and fixed asset write-offs related to personal protective equipment ($20.5 million for both the fourth quarter and fiscal 2022), the gain from insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million for fiscal 2022) and other miscellaneous charges.
Gain on Sale of Equity Investments, net - adjustments to eliminate the impact of the gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million for fiscal 2023), the gain from the sale of the Company's equity investment in a uniform company ($51.8 million for both the fourth quarter and fiscal 2023) and the loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million for fiscal 2023).
Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss in the prior year from the termination of certain single-employer defined benefit pension plans.
Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as non-cash charges for the write-off of unamortized debt issuance costs related to debt activity, including the repayment of borrowings ($2.5 million for fiscal 2023).
Effect of Tax Legislation on Provision for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of the Company's ongoing tax position based on new tax policies, including the benefit from a tax legislative change in the state of Pennsylvania ($4.2 million for both the fourth quarter and fiscal 2022).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the impact related to international tax restructuring initiatives ($29.1 million for both the fourth quarter and fiscal 2023), including the utilization of capital losses to offset the tax gain related to the Company's sale of AIM Services, Co., Ltd. and from the reversal of valuation allowances based on the Company's ability to utilize deferred tax assets based on future taxable income, and reverses valuation allowances recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable, mainly due to business acquisitions (approximately $3.8 million for fiscal 2023, $0.8 million for the fourth quarter of 2022 and $9.3 million for fiscal 2022).
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and its effects on global supply chains, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the recently completed spin-off of Aramark Uniform Services (our Uniform segment) as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 22, 2022 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 29, 2023	September 30, 2022
Revenue	$4,901,565	$4,390,457
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,381,592	3,957,459
Depreciation and amortization	137,567	131,549
Selling and general corporate expenses	104,491	103,208
	4,623,650	4,192,216
Operating income	277,915	198,241
Gain on Sale of Equity Investments, net	(51,831)	—
Interest and Other Financing Costs, net	111,472	98,559
Income Before Income Taxes	218,274	99,682
Provision for Income Taxes	12,832	24,238
Net income	205,442	75,444
Less: Net income (loss) attributable to noncontrolling interest	10	(352)
Net income attributable to Aramark stockholders	$205,432	$75,796

Earnings per share attributable to Aramark stockholders:
Basic	$0.79	$0.29
Diluted	$0.78	$0.29
Weighted Average Shares Outstanding:
Basic	261,319	258,122
Diluted	263,454	260,117

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Revenue	$18,853,857	$16,326,624
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	17,037,797	14,767,570
Depreciation and amortization	546,362	532,327
Selling and general corporate expenses	406,772	398,362
	17,990,931	15,698,259
Operating income	862,926	628,365
Gain on Sale of Equity Investments, net	(427,803)	—
Interest and Other Financing Costs, net	439,585	372,727
Income Before Income Taxes	851,144	255,638
Provision for Income Taxes	177,614	61,461
Net income	673,530	194,177
Less: Net loss attributable to noncontrolling interest	(578)	(307)
Net income attributable to Aramark stockholders	$674,108	$194,484

Earnings per share attributable to Aramark stockholders:
Basic	$2.59	$0.76
Diluted	$2.57	$0.75
Weighted Average Shares Outstanding:
Basic	260,592	257,314
Diluted	262,594	259,074

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 29, 2023	September 30, 2022
Assets

Current Assets:
Cash and cash equivalents	$1,963,139	$329,452
Receivables	2,363,698	2,147,957
Inventories	578,427	552,386
Prepayments and other current assets	314,763	262,195
Total current assets	5,220,027	3,291,990
Property and Equipment, net	2,090,503	2,032,045
Goodwill	5,579,529	5,515,124
Other Intangible Assets	2,043,082	2,113,726
Operating Lease Right-of-use Assets	630,158	592,145
Other Assets	1,307,942	1,537,406
	$16,871,241	$15,082,436

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$1,596,942	$65,047
Current operating lease liabilities	71,206	68,858
Accounts payable	1,406,356	1,322,936
Accrued expenses and other current liabilities	1,955,463	1,829,045
Total current liabilities	5,029,967	3,285,886
Long-Term Borrowings	6,666,572	7,345,860
Noncurrent Operating Lease Liabilities	291,955	305,623
Deferred Income Taxes and Other Noncurrent Liabilities	1,161,805	1,106,587
Commitments and Contingencies
Redeemable Noncontrolling Interest	8,224	8,840
Total Stockholders' Equity	3,712,718	3,029,640
	$16,871,241	$15,082,436

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	September 29, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$673,530	$194,177
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	546,362	532,327
Asset write-downs	37,563	—
Reduction of contingent consideration liability	(97,336)	(20,749)
Gain on sale of equity investments, net	(427,803)	—
Deferred income taxes	114,545	35,422
Share-based compensation expense	86,938	95,487
Changes in operating assets and liabilities	(72,614)	(108,669)
Payments made to clients on contracts	(119,217)	(56,865)
Other operating activities	24,461	23,369
Net cash provided by operating activities	766,429	694,499

Cash flows from investing activities:
Net purchases of property and equipment and other	(432,166)	(364,755)
Proceeds from sale of equity investments	685,048	—
Acquisitions, divestitures and other investing activities	(43,970)	(466,532)
Net cash provided by (used in) investing activities	208,912	(831,287)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	856,680	(52,287)
Net change in funding under the Receivables Facility	(104,935)	104,935
Payments of dividends	(114,614)	(113,120)
Proceeds from issuance of common stock	46,974	49,322
Other financing activities	(30,456)	(26,544)
Net cash provided by (used in) financing activities	653,649	(37,694)
Effect of foreign exchange rates on cash and cash equivalents	4,697	(28,657)
Increase (decrease) in cash and cash equivalents	1,633,687	(203,139)
Cash and cash equivalents, beginning of period	329,452	532,591
Cash and cash equivalents, end of period	$1,963,139	$329,452

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 29, 2023
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,066,543	$1,133,743	$701,279		$4,901,565
Operating Income (as reported)	$221,838	$41,227	$58,097	$(43,247)	$277,915
Operating Income Margin (as reported)	7.23%	3.64%	8.28%		5.67%

Revenue (as reported)	$3,066,543	$1,133,743	$701,279		$4,901,565
Effect of Currency Translation	1,670	(22,270)	1,702		(18,898)
Adjusted Revenue (Organic)	$3,068,213	$1,111,473	$702,981		$4,882,667
Revenue Growth (as reported)	10.08%	21.31%	4.64%		11.64%
Adjusted Revenue Growth (Organic)	10.14%	18.92%	4.90%		11.21%

Operating Income (as reported)	$221,838	$41,227	$58,097	$(43,247)	$277,915
Amortization of Acquisition-Related Intangible Assets	19,268	3,540	6,502	—	29,310
Severance and Other Charges	—	3,861	—	—	3,861
Spin-off Related Charges	—	—	18,221	12,962	31,183
Gains, Losses and Settlements impacting comparability	(6,990)	3,758	—	109	(3,123)
Adjusted Operating Income	$234,116	$52,386	$82,820	$(30,176)	$339,146
Effect of Currency Translation	297	(1,885)	65	—	(1,523)
Adjusted Operating Income (Constant Currency)	$234,413	$50,501	$82,885	$(30,176)	$337,623

Operating Income Growth (as reported)	24.09%	129.49%	36.19%	(5.08)%	40.19%
Adjusted Operating Income Growth	23.96%	57.19%	15.22%	1.82%	28.78%
Adjusted Operating Income Growth (Constant Currency)	24.11%	51.53%	15.31%	1.82%	28.21%
Adjusted Operating Income Margin	7.63%	4.62%	11.81%		6.92%
Adjusted Operating Income Margin (Constant Currency)	7.64%	4.54%	11.79%		6.91%

	Three Months Ended
	September 30, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,785,681	$934,602	$670,174		$4,390,457

Operating Income (as reported)	$178,773	$17,965	$42,658	$(41,155)	$198,241
Amortization of Acquisition-Related Intangible Assets	18,920	2,178	6,508	—	27,606
Severance and Other Charges	7,698	11,908	—	—	19,606
Spin-off Related Charges	—	—	2,235	3,636	5,871
Gains, Losses and Settlements impacting comparability	(16,521)	1,276	20,480	6,784	12,019
Adjusted Operating Income	$188,870	$33,327	$71,881	$(30,735)	$263,343

Operating Income Margin (as reported)	6.42%	1.92%	6.37%		4.52%
Adjusted Operating Income Margin	6.78%	3.57%	10.73%		6.00%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	September 29, 2023
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$11,721,368	$4,361,844	$2,770,645		$18,853,857
Operating Income (as reported)	$669,570	$114,480	$227,272	$(148,396)	$862,926
Operating Income Margin (as reported)	5.71%	2.62%	8.20%		4.58%

Revenue (as reported)	$11,721,368	$4,361,844	$2,770,645		$18,853,857
Effect of Certain Acquisitions	(186,463)	—	—		(186,463)
Effect of Currency Translation	9,516	183,410	14,364		207,290
Adjusted Revenue (Organic)	$11,544,421	$4,545,254	$2,785,009		$18,874,684
Revenue Growth (as reported)	16.85%	19.29%	4.97%		15.48%
Adjusted Revenue Growth (Organic)	15.09%	24.31%	5.52%		15.61%

Operating Income (as reported)	$669,570	$114,480	$227,272	$(148,396)	$862,926
Amortization of Acquisition-Related Intangible Assets	76,798	12,664	26,007	—	115,469
Severance and Other Charges	2,310	29,951	4,672	552	37,485
Effect of Certain Acquisitions	(8,631)	—	—	—	(8,631)
Spin-off Related Charges	—	—	31,182	19,922	51,104
Gains, Losses and Settlements impacting comparability	(46,869)	18,915	2,410	1,994	(23,550)
Adjusted Operating Income	$693,178	$176,010	$291,543	$(125,928)	$1,034,803
Effect of Currency Translation	1,809	6,422	603	—	8,834
Adjusted Operating Income (Constant Currency)	$694,987	$182,432	$292,146	$(125,928)	$1,043,637

Operating Income Growth (as reported)	49.12%	1.75%	4.24%	1.86%	37.33%
Adjusted Operating Income Growth	34.66%	28.00%	9.83%	9.56%	32.92%
Adjusted Operating Income Growth (Constant Currency)	35.01%	32.67%	10.06%	9.56%	34.06%
Adjusted Operating Income Margin	6.01%	4.04%	10.52%		5.54%
Adjusted Operating Income Margin (Constant Currency)	6.02%	4.01%	10.49%		5.53%

	Fiscal Year Ended
	September 30, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$10,030,829	$3,656,440	$2,639,355		$16,326,624

Operating Income (as reported)	$449,021	$112,516	$218,036	$(151,208)	$628,365
Amortization of Acquisition-Related Intangible Assets	73,165	9,609	25,902	—	108,676
Severance and Other Charges	7,698	11,908	—	—	19,606
Spin-off Related Charges	—	—	4,143	5,166	9,309
Gains, Losses and Settlements impacting comparability	(15,112)	3,473	17,367	6,807	12,535
Adjusted Operating Income	$514,772	$137,506	$265,448	$(139,235)	$778,491

Operating Income Margin (as reported)	4.48%	3.08%	8.26%		3.85%
Adjusted Operating Income Margin	5.13%	3.76%	10.06%		4.77%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 29, 2023	September 30, 2022	September 29, 2023	September 30, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$205,432	$75,796	$674,108	$194,484
Adjustment:
Amortization of Acquisition-Related Intangible Assets	29,310	27,606	115,469	108,676
Severance and Other Charges	3,861	19,606	37,485	19,606
Effect of Certain Acquisitions	—	—	(8,631)	—
Spin-off Related Charges	31,183	5,871	51,104	9,309
Gains, Losses and Settlements impacting comparability	(3,123)	12,019	(23,550)	12,535
Gain on Sale of Equity Investments, net	(51,831)	—	(427,803)	—
Loss on Defined Benefit Pension Plan Termination	—	—	—	3,644
Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net	—	—	2,522	—
Effect of Tax Legislation on Provision for Income Taxes	—	(4,233)	—	(4,233)
Tax Impact of Adjustments to Adjusted Net Income	(46,435)	(15,400)	25,390	(44,968)
Adjusted Net Income	$168,397	$121,265	$446,094	$299,053
Effect of Currency Translation, net of Tax	(2,872)	—	7,984	—
Adjusted Net Income (Constant Currency)	$165,525	$121,265	$454,078	$299,053

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$205,432	$75,796	$674,108	$194,484
Diluted Weighted Average Shares Outstanding	263,454	260,117	262,594	259,074
	$0.78	$0.29	$2.57	$0.75
Earnings Per Share Growth (as reported) $	$0.49		$1.82
Earnings Per Share Growth (as reported) %	169%		243%

Adjusted Earnings Per Share
Adjusted Net Income	$168,397	$121,265	$446,094	$299,053
Diluted Weighted Average Shares Outstanding	263,454	260,117	262,594	259,074
	$0.64	$0.47	$1.70	$1.15
Adjusted Earnings Per Share Growth $	$0.17		$0.55
Adjusted Earnings Per Share Growth %	36%		48%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$165,525	$121,265	$454,078	$299,053
Diluted Weighted Average Shares Outstanding	263,454	260,117	262,594	259,074
	$0.63	$0.47	$1.73	$1.15
Adjusted Earnings Per Share Growth (Constant Currency) $	$0.16		$0.58
Adjusted Earnings Per Share Growth (Constant Currency) %	34%		50%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	September 29, 2023	September 30, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$674,108	$194,484
Interest and Other Financing Costs, net	439,585	372,727
Provision for Income Taxes	177,614	61,461
Depreciation and Amortization	546,362	532,327
Share-based compensation expense(1)	86,938	95,487
Unusual or non-recurring (gains) and losses(2)	(422,596)	—
Pro forma EBITDA for certain transactions(3)	4,033	11,750
Other(4)(5)	100,681	53,466
Covenant Adjusted EBITDA	$1,606,725	$1,321,702

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings(6)	$6,763,514	$7,410,907
Less: Cash and cash equivalents and short-term marketable securities(6)(7)	573,853	407,656
Net Debt	$6,189,661	$7,003,251
Covenant Adjusted EBITDA	$1,606,725	$1,321,702
Net Debt/Covenant Adjusted EBITDA	3.9	5.3

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) The twelve months ended September 29, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million), the fiscal 2023 gain from the sale of the Company's equity investment in a foreign company ($51.8 million), the fiscal 2023 non-cash charge for the impairment of certain assets related to a business that was sold ($5.2 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended September 29, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($85.7 million), charges related to the Company's spin-off of the Uniform segment ($51.1 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($47.5 million), net severance charges ($37.5 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($29.3 million), income related to non-United States governmental wage subsidies ($12.5 million), the impact of hyperinflation in Argentina ($10.4 million), non-cash charges related to information technology assets ($8.2 million), the gain from the sale of land ($6.8 million), net multiemployer pension plan withdrawal charges ($5.9 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), legal settlement charges ($2.7 million), non-cash charges for inventory write-downs ($2.6 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($1.9 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended September 30, 2022 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($34.8 million), non-cash charges for inventory write-downs to net realizable value and fixed asset write-offs related to personal protective equipment ($20.5 million), severance charges ($19.6 million), United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic ($17.3 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($15.1 million), the favorable impact related to a client contract dispute ($9.6 million), charges related to the Company's spin-off of the Uniform segment ($9.3 million), favorable adjustments for the EBITDA impact attributable to equity investments that are permitted in the calculation in accordance with the Credit Agreement and indentures, primarily from the Company's previous ownership interest in AIM Services Co., Ltd. ($8.4 million), the gain from a funding agreement related to a legal matter ($6.5 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($6.4 million), the gain from insurance proceeds received related to property damage from a tornado in Nashville ($4.0 million), the impact of hyperinflation in Argentina ($3.5 million), due diligence charges related to acquisitions ($2.5 million) and other miscellaneous expenses.

(6) "Total Long-Term Borrowings" and "Cash and cash equivalents and short term marketable securities" excludes both the outstanding liability and the related cash proceeds resulting from the $1.5 billion of new term loans borrowed by the Uniform Services business in anticipation of the spin-off which occurred on September 30, 2023.
(7) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 29, 2023	June 30, 2023	September 29, 2023
Net Cash provided by (used in) operating activities	$766,429	$(270,093)	$1,036,522

Net purchases of property and equipment and other	(432,166)	(287,302)	(144,864)

Free Cash Flow	$334,263	$(557,395)	$891,658

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 30, 2022	July 1, 2022	September 30, 2022
Net Cash provided by (used in) operating activities	$694,499	$(141,993)	$836,492

Net purchases of property and equipment and other	(364,755)	(245,647)	(119,108)

Free Cash Flow	$329,744	$(387,640)	$717,384

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	Change	Change	Change
Net Cash provided by (used in) operating activities	$71,930	$(128,100)	$200,030

Net purchases of property and equipment and other	(67,411)	(41,655)	(25,756)

Free Cash Flow	$4,519	$(169,755)	$174,274

	Fiscal Year Ended
	September 29, 2023
Free Cash Flow	$334,263
Items:
CARES Act Deferred Payroll Taxes	64,247
Spin-off and Restructuring Costs	72,114
Free Cash Flow Before Items	$470,624

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
GLOBAL FSS ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 29, 2023
	FSS United States	FSS International	Corporate	Global FSS
Revenue (as reported)	$3,066,543	$1,133,743		$4,200,286
Operating Income (as reported)	$221,838	$41,227	$(43,247)	$219,818
Operating Income Margin (as reported)	7.23%	3.64%		5.23%

Revenue (as reported)	$3,066,543	$1,133,743		$4,200,286
Effect of Currency Translation	1,670	(22,270)		(20,600)
Adjusted Revenue (Organic)	$3,068,213	$1,111,473		$4,179,686
Revenue Growth (as reported)	10.08%	21.31%		12.90%
Adjusted Revenue Growth (Organic)	10.14%	18.92%		12.35%

Operating Income (as reported)	$221,838	$41,227	$(43,247)	$219,818
Amortization of Acquisition-Related Intangible Assets	19,268	3,540	—	22,808
Severance and Other Charges	—	3,861	—	3,861
Spin-off Related Charges	—	—	12,962	12,962
Gains, Losses and Settlements impacting comparability	(6,990)	3,758	109	(3,123)
Adjusted Operating Income	$234,116	$52,386	$(30,176)	$256,326
Effect of Currency Translation	297	(1,885)	—	(1,588)
Adjusted Operating Income (Constant Currency)	$234,413	$50,501	$(30,176)	$254,738

Operating Income Growth (as reported)	24.09%	129.49%	(5.08)%	41.29%
Adjusted Operating Income Growth	23.96%	57.19%	1.82%	33.88%
Adjusted Operating Income Growth (Constant Currency)	24.11%	51.53%	1.82%	33.05%
Adjusted Operating Income Margin	7.63%	4.62%		6.10%
Adjusted Operating Income Margin (Constant Currency)	7.64%	4.54%		6.09%

	Three Months Ended
	September 30, 2022
	FSS United States	FSS International	Corporate	Global FSS
Revenue (as reported)	$2,785,681	$934,602		$3,720,283

Operating Income (as reported)	$178,773	$17,965	$(41,155)	$155,583
Amortization of Acquisition-Related Intangible Assets	18,920	2,178	—	21,098
Severance and Other Charges	7,698	11,908	—	19,606
Spin-off Related Charges	—	—	3,636	3,636
Gains, Losses and Settlements impacting comparability	(16,521)	1,276	6,784	(8,461)
Adjusted Operating Income	$188,870	$33,327	$(30,735)	$191,462

Operating Income Margin (as reported)	6.42%	1.92%		4.18%
Adjusted Operating Income Margin	6.78%	3.57%		5.15%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
GLOBAL FSS ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2023
	FSS United States	FSS International	Corporate	Global FSS	Items to Rebase	Rebased Global FSS
Revenue (as reported)	$11,721,368	$4,361,844		$16,083,212		$16,083,212
Operating Income (as reported)	$669,570	$114,480	$(148,396)	$635,654		$635,654
Operating Income Margin (as reported)	5.71%	2.62%		3.95%		3.95%

Revenue (as reported)	$11,721,368	$4,361,844		$16,083,212	$—	$16,083,212
Effect of Certain Acquisitions	(186,463)	—		(186,463)	186,463	—
Effect of Currency Translation	9,516	183,410		192,926	(192,926)	—
Adjusted Revenue (Organic)	$11,544,421	$4,545,254		$16,089,675	$(6,463)	$16,083,212
Revenue Growth (as reported)	16.85%	19.29%		17.50%
Adjusted Revenue Growth (Organic)	15.09%	24.31%		17.55%

Operating Income (as reported)	$669,570	$114,480	$(148,396)	$635,654	$(10,626)	$625,028
Amortization of Acquisition-Related Intangible Assets	76,798	12,664	—	89,462	—	89,462
Severance and Other Charges	2,310	29,951	552	32,813	—	32,813
Effect of Certain Acquisitions	(8,631)	—	—	(8,631)	8,631	—
Spin-off Related Charges	—	—	19,922	19,922		19,922
Gains, Losses and Settlements impacting comparability	(46,869)	18,915	1,994	(25,960)	1,639	(24,321)
Adjusted Operating Income	$693,178	$176,010	$(125,928)	$743,260	$(356)	$742,904
Effect of Currency Translation	1,809	6,422	—	8,231	(8,231)	—
Adjusted Operating Income (Constant Currency)	$694,987	$182,432	$(125,928)	$751,491	$(8,587)	$742,904

Operating Income Growth (as reported)	49.12%	1.75%	1.86%	54.91%
Adjusted Operating Income Growth	34.66%	28.00%	9.56%	44.87%
Adjusted Operating Income Growth (Constant Currency)	35.01%	32.67%	9.56%	46.48%
Adjusted Operating Income Margin	6.01%	4.04%		4.68%
Adjusted Operating Income Margin (Constant Currency)	6.02%	4.01%		4.67%

	Fiscal Year Ended
	September 30, 2022
	FSS United States	FSS International	Corporate	Global FSS
Revenue (as reported)	$10,030,829	$3,656,440		$13,687,269

Operating Income (as reported)	$449,021	$112,516	$(151,208)	$410,329
Amortization of Acquisition-Related Intangible Assets	73,165	9,609	—	82,774
Severance and Other Charges	7,698	11,908	—	19,606
Spin-off Related Charges	—	—	5,166	5,166
Gains, Losses and Settlements impacting comparability	(15,112)	3,473	6,807	(4,832)
Adjusted Operating Income	$514,772	$137,506	$(139,235)	$513,043

Operating Income Margin (as reported)	4.48%	3.08%		3.00%
Adjusted Operating Income Margin	5.13%	3.76%		3.75%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
REBASED GLOBAL FSS ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2023
	Aramark and Subsidiaries	Items to Rebase	Rebased Global FSS
Net Income Attributable to Aramark Stockholders	$674,108	$(226,432)	$447,676
Adjustment:
Amortization of Acquisition-Related Intangible Assets	115,469	(26,007)	89,462
Severance and Other Charges	37,485	(4,672)	32,813
Effect of Certain Acquisitions	(8,631)	8,631	—
Spin-off Related Charges	51,104	(31,182)	19,922
Gains, Losses and Settlements impacting comparability	(23,550)	(771)	(24,321)
Gain on Sale of Equity Investments, net	(427,803)	51,831	(375,972)
Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net	2,522	—	2,522
Tax Impact of Adjustments to Adjusted Net Income	25,390	12,419	37,809
Adjusted Net Income	$446,094	$(216,183)	$229,911
Effect of Repayment of the 6.375% Senior Notes due 2025, net			74,137
Adjusted Net Income, Net of Interest Adjustment			$304,048

Earnings Per Share
Net Income Attributable to Aramark Stockholders			$447,676
Diluted Weighted Average Shares Outstanding			262,594
			$1.70

Adjusted Earnings Per Share
Adjusted Net Income			$229,911
Diluted Weighted Average Shares Outstanding			262,594
			$0.88

Adjusted Earnings Per Share Net of Interest Adjustment
Adjusted Net Income Net of Interest Adjustment			$304,048
Diluted Weighted Average Shares Outstanding			262,594
			$1.16

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2023
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,890,639	$1,162,411	$696,159		$4,749,209
Operating Income (as reported)	$128,564	$39,607	$66,822	$(31,611)	$203,382
Operating Income Margin (as reported)	4.45%	3.41%	9.60%		4.28%

Revenue (as reported)	$2,890,639	$1,162,411	$696,159		$4,749,209
Effect of Certain Acquisitions	(47,165)	—	—		(47,165)
Effect of Currency Translation	2,778	14,626	3,342		20,746
Adjusted Revenue (Organic)	$2,846,252	$1,177,037	$699,501		$4,722,790
Revenue Growth (as reported)	16.49%	18.89%	4.19%		15.07%
Adjusted Revenue Growth (Organic)	14.70%	20.38%	4.69%		14.43%

Operating Income (as reported)	$128,564	$39,607	$66,822	$(31,611)	$203,382
Amortization of Acquisition-Related Intangible Assets	19,196	3,362	6,502	—	29,060
Severance and Other Charges	—	—	(778)	—	(778)
Effect of Certain Acquisitions	(2,514)	—	—	—	(2,514)
Spin-off Related Charges	—	—	6,005	3,529	9,534
Gains, Losses and Settlements impacting comparability	1,579	3,090	(1,150)	(1,865)	1,654
Adjusted Operating Income	$146,825	$46,059	$77,401	$(29,947)	$240,338
Effect of Currency Translation	287	368	174	—	829
Adjusted Operating Income (Constant Currency)	$147,112	$46,427	$77,575	$(29,947)	$241,167

Operating Income Growth (as reported)	44.36%	13.97%	10.40%	13.28%	37.53%
Adjusted Operating Income Growth	35.54%	20.40%	12.25%	15.97%	33.60%
Adjusted Operating Income Growth (Constant Currency)	35.81%	21.36%	12.50%	15.97%	34.06%
Adjusted Operating Income Margin	5.16%	3.96%	11.12%		5.11%
Adjusted Operating Income Margin (Constant Currency)	5.17%	3.94%	11.09%		5.11%

	Three Months Ended
	July 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,481,433	$977,759	$668,186		$4,127,378

Operating Income (as reported)	$89,059	$34,752	$60,528	$(36,453)	$147,886
Amortization of Acquisition-Related Intangible Assets	17,856	2,312	6,519	—	26,687
Spin-off Related Charges	—	—	1,908	1,530	3,438
Gains, Losses and Settlements impacting comparability	1,409	1,192	—	(714)	1,887
Adjusted Operating Income	$108,324	$38,256	$68,955	$(35,637)	$179,898

Operating Income Margin (as reported)	3.59%	3.55%	9.06%		3.58%
Adjusted Operating Income Margin	4.37%	3.91%	10.32%		4.36%